EXHIBIT 10.1

REGISTRATION RIGHTS AGREEMENT

by and among

Transocean Ltd.,

and

the Holders named on Schedule A hereto.

_____________________

Dated as of June 28, 2024

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated June 28, 2024 (this “Agreement”), by and among Transocean Ltd., a corporation incorporated under the laws of Switzerland (“Transocean”), on one hand, and each of the Persons set forth on Schedule A to this Agreement (each, a “Holder”), on the other hand.

In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.Certain Definitions and Interpretations.
(a)In this Agreement, the following terms shall have the meanings assigned below:

“Affiliate” means, with respect to any Person, any other Person that controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble and includes all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing. All references to this Agreement shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Blackout Notice” has the meaning set forth in Section 3(b).

“Blackout Period” has the meaning set forth in Section 3(b).

“Company” means Transocean.

“Delegending Instruction” has the meaning set forth in Section 4(a)(xii).

“Earnings Release Time” has the meaning set forth in Section 3(b).

“End of Suspension Notice” has the meaning set forth in Section 3(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Authority” means any national, federal, state, municipal, local, territorial, domestic, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder Information” has the meaning set forth in Section 7.

“Majority of the Holders” as of any date of determination means Holders beneficially owning a majority of the total number of Shares constituting Registrable Securities on such date of determination.

“Permitted Transfer Period” has the meaning set forth in Section 9(a).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Authority or any other entity.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means, at any time, (i) all Shares owned by the Holders as of the date hereof and, if applicable, any other Shares deliverable to the Holders pursuant to the Share Purchase Agreement, (ii) all securities of the Company issued or issuable after the date hereof with respect to the Shares referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of stock, recapitalization, merger, consolidation or other reorganization or otherwise, and (iii) all securities issued by the issuer thereof in exchange for or in replacement of any securities referred to in clauses (i) and (ii); provided that Registrable Securities shall not include any Shares or other securities referred to in clauses (i), (ii) or (iii) that (1) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (2) are eligible to be sold pursuant to Rule 144 under the Securities Act without regard to any limitations contained thereunder (and in respect of which the Company has delivered the Delegending Instruction in accordance with this Agreement) or (3) have been sold to someone in a transaction that was not permitted pursuant to Section 9.

“Registration Expenses” has the meaning set forth in Section 5(a).

“Registration Statement” means the Resale Shelf Registration which covers all of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Resale Shelf Registration” has the meaning set forth in Section 2(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of the date hereof, among Transocean, Transocean Inc., Transocean Orion Limited and the Holders.

“Shares” means the Shares, par value $0.10 per share, of Transocean.

“Suspension Notice” has the meaning set forth in Section 3(a).

“Suspension Period” has the meaning set forth in Section 3(a).

“Transocean” has the meaning set forth in the Preamble.

(b)In addition to the above definitions, unless the context requires otherwise:
(i)any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii)“include,” “includes” and “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;
(iii)references to “Section” or the “Preamble” are references to Sections or the introductory paragraph of this Agreement, respectively;
(iv)references to any agreement or other document are to such agreement or document as amended, modified, supplemented or replaced from time to time;
(v)words such as “herein,” “hereof,” “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole; and
(vi)references to “business day” mean a business day in the City of New York.
Section 2.Resale Shelf Registration. The Company shall file on the date hereof (or if this Agreement is executed during a Blackout Period, within one business day following the termination of such Blackout Period) a Registration Statement on Form S-3ASR (or solely if the Company is not eligible to file a Form S-3ASR, a Form S-3) with the SEC in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Resale Shelf Registration”) registering the resale of all of the Registrable Securities by the Holders, and, if such Resale Shelf Registration is not automatically effective upon filing, the Company shall use its reasonable best efforts to cause such Resale Shelf Registration to be declared effective under the Exchange Act as soon as practicable after filing. For the avoidance of doubt, if permitted under the Securities Act, any such Resale Shelf Registration shall be one that is automatically effective upon filing. The Company shall keep a Resale Shelf Registration effective with respect to any particular Registrable Securities for so long as such securities continue to be Registrable Securities hereunder. The Company shall use reasonable best efforts to convert a Registration Statement on Form S-3ASR or Form S-3, as applicable, to a Registration Statement on Form S-1 as promptly as practicable in the event the Company becomes ineligible to use a Registration Statement on Form S-3ASR or Form S-3. For the avoidance of doubt, any offers or sales of Registrable Securities pursuant to the applicable Prospectus and Registration Statement may be made by, and pursuant to, any method or combination of methods legally available to (and requested by) the applicable Holder.
Section 3.Suspension Periods; Blackout Period.
(a)Suspension Periods. The Company may, by delivering written notice to the Holders in accordance with Section 3(d), (i) delay the filing of a Registration Statement or (ii) suspend the use of any Registration Statement currently effective with regard to the Registrable Securities, but in each case described in clauses (i) and (ii) only if the Company’s senior management determines in good faith based on advice from counsel that the registration would, if not delayed or suspended, require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that such disclosure would materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or materially jeopardize the success of, any pending or proposed material transaction, including any material debt or equity financing, any material acquisition or disposition, any material recapitalization or reorganization or any other material transaction. Any period during which the Company has delayed a filing or suspended use of a Registration Statement in accordance with this Section 3, through delivery of the related End of Suspension Notice, is herein called a “Suspension Period.” In no event shall there be more than two Suspension Periods during any rolling period of three hundred sixty-five days. The Company shall provide written notice of any Suspension Period (a “Suspension Notice”) to the Holders, which Suspension Notice shall not include material non-public information, and shall not be obligated under this Agreement to disclose the reasons therefor. Each Holder agrees not to effect any offers or sales of Registrable Securities pursuant to the applicable Prospectus and Registration Statement (or any related filings) at any time during a Suspension Period, it being agreed that a Suspension Period shall not in and of itself limit the Holders’ ability to sell Registrable Securities in reliance on Rule 144 under the Securities Act. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) any physical copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The

Holders may recommence effecting sales of Registrable Securities pursuant to the applicable Prospectus and Registration Statement (or any related filings) following written notice to such effect delivered by the Company (an “End of Suspension Notice”). The Company shall deliver an End of Suspension Notice to each Holder promptly following such time as the grounds for such Suspension Period cease to apply.
(b)Blackout Period. The Company may, by delivering written notice to the Holders in accordance with Section 3(d), suspend the use of any Registration Statement currently effective with regard to the Registrable Securities during any period beginning as early as the first day of any fiscal quarter of the Company, and ending at 11:59 p.m. New York City time on the date on which the Company publicly issues its earnings release for the immediately preceding fiscal quarter (or fiscal year in the case of the fourth fiscal quarter) (an “Earnings Release Time”), but in each case, only if the Company’s senior management determines in good faith based on advice from counsel that the Company is in possession of information with respect to the most recently completed fiscal quarter that constitutes material non-public information. Any such period during which the Company has suspended use of a Registration Statement in accordance with this Section 3 is herein called a “Blackout Period.” The Company shall provide written notice of any Blackout Period (a “Blackout Notice”) to the Holders, which Blackout Notice shall not include material non-public information. Each Holder agrees not to effect any offers or sales of Registrable Securities pursuant to the applicable Prospectus and Registration Statement (or any related filings) at any time during a Blackout Period, it being agreed that a Blackout Period shall not in and of itself limit the Holders’ ability to sell Registrable Securities pursuant to Rule 144 under the Securities Act.
(c)Limitation on Suspension Periods and Blackout Periods. Notwithstanding anything herein to the contrary, (i) the number of days covered by any one or more Blackout Periods and Suspension Periods taken as a whole shall not exceed 75 days in the aggregate during any rolling period of one hundred eighty days, (ii) in no event shall any Suspension Period or Blackout Period exceed forty-five days, (iii) in no event shall there be more than four Suspension Periods and Blackout Periods in the aggregate during any rolling period of one hundred eighty days and (iv) in no event shall any Suspension Period or Blackout Period begin until after the fourth business day following the date hereof.
(d)Suspension and Blackout Notices. Notwithstanding the provisions of Section 11 herein, any Suspension Notice or Blackout Notice hereunder shall be delivered via email to the Holders at the following addresses: loanops@hayfin.com; legal@hayfin.com; compliance@hayfin.com; Stephen.Bourne@hayfin.com; mikhael.botbol@hayfin.com; and diego.jimenezblanco@hayfin.com.
Section 4.Registration Procedures.
(a)The Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms of this Agreement and, pursuant thereto, the Company shall, as soon as practical as provided herein:
(i)subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing); and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by a Holder, one set of the exhibits incorporated by reference, and such Holder and its counsel shall have a reasonable opportunity to review and comment on the Registration Statement and each such Prospectus (and each amendment or supplement thereto) before it is filed with the SEC and the Company shall use reasonable best efforts to reflect in such documents any comments a Holder or its counsel may reasonably propose, and the Holders and their respective counsel shall have the opportunity to object to any information pertaining to such Holder that is contained therein and the Company will make the corrections reasonably requested by such Holder or its counsel with respect to such information prior to filing any Registration Statement or Prospectus or any amendment or supplement thereto;

(ii)use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Registrable Securities covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
(iii)use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;
(iv)furnish to the Holders, without charge, conformed copies of each Registration Statement and amendment thereto and copies of each supplement thereto promptly after they are filed with the SEC (but only one set of exhibits thereto need be provided); and deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as a Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Registration Statement in conformity with the requirements of the Securities Act;
(v)use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as a Holder reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);
(vi)notify the Holders at any time when a Prospectus relating any offer and sale of Registrable Securities is required under the Securities Act to be delivered of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein not misleading, and, at the request of a Holder, the Company shall use reasonable best efforts to prepare, as soon as practical, and in any event within two business days, a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;
(vii)use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;
(viii)reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates or book entries representing Registrable Securities to be sold and not bearing any restrictive legends;
(ix)to timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to the Company’s security holders as soon as practicable an earnings statement of the Company and its subsidiaries for the purposes of Section 11(a) of the Securities Act and Rule 158 thereunder;
(x)promptly notify the Holders:
(1)when the Registration Statement, any pre-effective amendment, the Prospectus or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2)of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Holders;
(3)of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(4)of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
(xi)keep the Holders reasonably apprised as to the intention and progress of the Company with respect to any Registration Statement hereunder, including by providing the Holders with copies of all written correspondence with the SEC in connection with any Registration Statement or Prospectus filed hereunder;
(xii)use its reasonable best efforts to cooperate with the Holders to facilitate the timely preparation and delivery (including in such names and accounts as reasonably requested by the Holders) of book-entry shares representing the Registrable Securities to be sold under the Registration Statement, in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends and not subject to any stop transfer order, with any transfer agent, including by delivering a notice to the transfer agent substantially concurrently with the filing of the Registration Statement instructing the transfer agent to remove all such restrictive legends (it being understood that such notice will be delivered in reliance on the Holders’ agreements set forth in Section 8(a)) (the “Delegending Instruction”);
(xiii)to the extent applicable to the Company, take no direct or indirect action prohibited to be taken by the Company under Regulation M under the Exchange Act in connection with sales of Registrable Securities by the Holders and otherwise use its reasonable best efforts to comply with other applicable rules and regulations of the SEC (if any), including complying with the requirements of Rule 144(c)(1) of the Securities Act with respect to public information about the Company; and
(xiv)use its reasonable best efforts to take all other steps as may be necessary to effect the registration and offer of the Registrable Securities as required hereby.
(b)The Company agrees that, during any period in which a Registration Statement is permitted to be used for the sale of Registrable Securities pursuant to this Agreement, (i) such Registration Statement (including any amendments thereto) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and (ii) no Prospectus (including any supplements thereto) relating to such Registration Statement shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with Holder Information (as defined below).
(c)[reserved].
(d)The Company will use its reasonable best efforts to timely file all reports required to be filed by it under the Securities Act and the Exchange Act, and the Company will take such further action as a Holder may reasonably request solely to the extent required to enable such Holder to sell Registrable Securities pursuant to Rule 144 promulgated under the Securities Act. In furtherance of the foregoing, so long as Holder owns any Registrable Securities, the Company will furnish to such Holders upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report publicly filed by the Company; and such other publicly filed reports and documents as a Holder may reasonably request in writing in availing itself of any rule or regulation of the SEC allowing such Person to sell any such securities without registration.

(e)Each Holder agrees by having its securities treated as Registrable Securities hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 4(a)(vi), the Holders will immediately discontinue (and direct any other Persons making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 4(a)(vi), and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
(f)The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. None of the Holders nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such stock without the Company’s prior written consent.
(g)It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2 or 4 or otherwise in this Agreement, due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of reasons that are not reasonably within the Company’s control (including unresolved SEC comments thereon or on any document incorporated by reference therein despite in each case the Company’s reasonable best efforts to promptly resolve those comments), shall not be a breach of this Agreement. However, neither shall any such failure relieve the Company of its obligations hereunder to use reasonable best efforts to remedy such failure.
Section 5.Registration Expenses.
(a)All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, U.S. Financial Industry Regulatory Authority fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including, for the avoidance of doubt, any fees and expenses of any counsel to the Holders), shall be borne by the Company.
(b)The obligation of the Company to bear the Registration Expenses shall apply irrespective of whether a Registration Statement becomes effective, is withdrawn or suspended, is converted to another form and irrespective of when any of the foregoing shall occur.
Section 6.Indemnification.
(a)The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holders, their respective officers, directors, employees, Affiliates, agents, members and each Person who controls a Holder (within the meaning of the Securities Act), together with the officers, directors, employees, agents, members of each such Person, against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with Holder Information.
(b)In connection with any Registration Statement in which any Holder is participating, such Holder shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’

fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with Holder Information.
(c)Any Person entitled to indemnification hereunder shall, if a claim in respect thereof is to be made against an indemnifying Person hereunder, (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) subject to the immediately succeeding sentence, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Such indemnifying Person shall be permitted to assume the defense of such claim only to the extent (i) such claim does not seek any injunction or other equitable relief against any indemnified Person (other than injunctive relief that is incidental to monetary damages) and (ii) such claim is not a criminal action or investigation relating to any indemnified Person. Failure of the indemnified Person so to notify the indemnifying Person shall not relieve the indemnifying Person from any liability that it may have to an indemnified Person (1) under this Section 6, except to the extent that the indemnifying Person suffers actual prejudice as a result of such failure, or (2) otherwise than under this Section 6. Such defense may be assumed by written notice to each indemnified Person and, if such defense is assumed, the indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one separate counsel (in addition to one local counsel) for all Persons indemnified by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnifying Person hereunder without the prior written consent of the indemnified Person unless such judgment or settlement shall (A) include as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, of a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action, (B) not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified Person and (C) not impose injunctive or other equitable relief against any indemnified Person. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement (but such consent will not be unreasonably withheld, conditioned or delayed).
(d)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities.
(e)If the indemnification provided for in or pursuant to this Section 6 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any Holder be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) had been available under the circumstances or greater than the amount of net proceeds received by such Holders from the sale of Registrable Securities pursuant to any such Registration Statement.
Section 7.Participation in Registration.

The Company may reasonably request each Holder to furnish to the Company any information regarding such Holder, including as may be required by applicable law to be set forth in the Registration Statement (any such information set forth in the Registration Statement or otherwise required to be stated therein, the “Holder Information”). No Holder shall be entitled to participate in any registration under this Agreement unless such Holder provides all of its Holder Information reasonably requested by the Company pursuant to this Section 7.

Section 8.Securities Act Restrictions.
(a)The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, each Holder agrees that it shall not, directly or through others, offer or sell any Registrable Securities other than pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Without limiting the foregoing, the Holders agree not to sell any Registrable Securities for which restrictive legends have been removed, other than pursuant to an effective registration statement or Rule 144 under the Securities Act.
(b)The Company may impose stop-transfer instructions with respect to any Registrable Securities that are to be transferred in contravention of this Agreement (including this Section 8). Any certificates representing any Registrable Securities shall bear an applicable transfer-restricted legend (and the applicable securities registry may bear a notation). Subject to the provisions of this Section 8, the Company will, as requested, replace any such legended certificates with unlegended certificates or transfer the Registrable Securities represented thereby into the clearing system through which freely transferable securities of that class are primarily held, in either case promptly upon request by a Holder, in order to facilitate a lawful transfer or at any time after such actions would result in such securities ceasing to be Registrable Securities
Section 9.Transfers of Rights.
(a)For the avoidance of doubt, any transferee receiving Registrable Securities in a transfer from a Holder (other than (i) a transfer pursuant to Section 9(b) or (ii) a transfer that does not occur during a period when (A) no Registration Statement is available in respect of a Resale Shelf Registration of Registrable Securities pursuant to  Section 2(a) or (B) a Suspension Period or Blackout Period is ongoing (such period specified in clauses (A) and (B), a “Permitted Transfer Period”)) shall not be entitled to any rights under this Agreement and such transferred securities shall no longer be considered Registrable Securities for any purpose under this Agreement.
(b)Upon any transfer of Registrable Securities by a Holder to any of its Affiliates, such Affiliate shall automatically become and have the same rights as such Holder has under this Agreement with respect to the Registrable Securities so transferred; provided that (i) such Affiliate must sign a written acknowledgement that it has become holder of Registrable Securities and comply with the requirements of Section 7 in order to assert any rights hereunder and (ii)  such Affiliate shall automatically cease to be, and have the rights of, a holder of Registrable Securities with respect to any transferred Registrable Securities for any purpose under this Agreement if it at any time ceases to be an Affiliate of such Holder.
(c)Any transferor of Registrable Securities shall automatically cease to be and to have the rights of a holder of Registrable Securities with respect to any transferred Registrable Securities for any purpose under this Agreement. Notwithstanding the foregoing, if a Holder (or any Affiliate of such Holder that holds Registrable Securities pursuant to Section 9(b)) ceases to be the owner of any Registrable Securities, then such Holder (or any such Affiliate of such Holder that held Registrable Securities pursuant to Section 9(b)) shall automatically cease to be and to have the rights of a holder of Registrable Securities for any purpose under this Agreement; provided, that the rights and obligations of such Person arising under Section 6 or otherwise hereunder with respect to periods and matters existing before such cessation shall survive such cessation.
Section 10.Other Registration Rights. The Company represents, warrants, covenants and agrees that it is not a party to or otherwise subject to, and on or after the date hereof will not enter into or otherwise become subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, in each case, that would delay or otherwise interfere with the ability of the Holders to sell Registrable Securities pursuant to a Registration Statement in accordance with this Agreement.
Section 11.Miscellaneous.
(a)Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, mailed (postage prepaid) by registered or certified mail or sent by e-mail or facsimile transmission (with telephone confirmation promptly thereafter),

If to Transocean:

Transocean Ltd.
Turmstrasse 30
Steinhausen, Switzerland
Attention: Sandro Thoma, Corporate Secretary
E-mail: Sandro.Thoma@deepwater.com

with a copy to:

Transocean Offshore Deepwater Drilling Inc.
1414 Enclave Parkway
Houston, Texas 77077
Attention: Daniel Ro-Trock
Email: Daniel.Ro-Trock@deepwater.com

with a copy to:

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: James B. Marshall
Email: james.marshall@bakerbotts.com

if to a Holder:

To the respective address listed on Schedule A hereof, marked for the attention of

Loan Ops / Legal / Stephen Bourne / Diego Jimenez-Blanco,

with a copy to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention: Ryan J. Patrone
Email: rpatrone@cravath.com

with a copy to:

Hayfin Capital Management LLP

One Eagle Place

London SW1Y 6AF

Attention: Loan Ops; Legal; Compliance; Stephen Bourne; Mikhael Botbol; and Diego Jimenez-Blanco

Email: loanops@hayfin.com; legal@hayfin.com; compliance@hayfin.com; Stephen.Bourne@hayfin.com; mikhael.botbol@hayfin.com; and diego.jimenezblanco@hayfin.com or at such other address as any such party hereto may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally or by mail or, in the case of e-mail or facsimile delivery, upon receipt of e-mail or facsimile confirmation of delivery and telephonic confirmation.

(b)No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c)Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, it being understood that there are no intended third-party beneficiaries hereof except for any Person expressly entitled to indemnification rights under this Agreement.
(d)Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.
(e)Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the Borough of Manhattan in the City of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.
(f)Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY TO THE FULLEST EXTENT PERMITTED BY LAW.
(g)Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature.  For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h)Entire Agreement. This Agreement, together with the Share Purchase Agreement, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
(i)Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
(j)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(k)Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and a Majority of the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

TRANSOCEAN LTD.

By:/s/ Sandro Thoma

Sandro Thoma

Corporate Secretary

HAYFIN SPECIAL OPPORTUNITIES FUND II LP

By: HAYFIN SOF II GP LP, its general partner

By: HAYFIN SOF II GP LIMITED, its general partner

By:/s/ Samit Ghosh

HAYFIN TOPAZ LP

By: HAYFIN TOPAZ GP LIMITED, its general partner

By:/s/ Samit Ghosh

HAYFIN OPAL III LP

By: HAYFIN OPAL III GP LIMITED, its general partner

By:/s/ Jessica Gray

HAYFIN SOF II USD CO-INVEST LP

By: HAYFIN SOF II GP LIMITED, its general partner

By:/s/ Samit Ghosh

SCHEDULE A

The Holders

(1) Name	(2) Address
Hayfin Special Opportunities Fund II LP, acting by its general partner Hayfin SOF II GP LP, itself acting through its general partner Hayfin SOF II GP Limited	c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands
Hayfin Topaz LP, acting by its general partner Hayfin Topaz GP Limited	c/o Intertrust SPV (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands
Hayfin Opal III LP, acting by its general partner, Hayfin Opal III GP Limited	One Eagle Place, London SW1Y 6AF, United Kingdom
Hayfin SOF II USD Co-Invest LP, acting by its general partner, Hayfin SOF II GP Limited	c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands